Exhibit 99.1

Yahoo! Reports Fourth Quarter and Full Year 2005 Financial Results; Full Year Revenues - $5,258 Million, Operating Income - $1,108 Million, Operating Income Before Depreciation and Amortization - $1,557 Million

     SUNNYVALE, Calif.--(BUSINESS WIRE)--Jan. 17, 2006--Yahoo! Inc. (Nasdaq:YHOO) today reported results for the fourth quarter and full year ended December 31, 2005.
     "Yahoo! has a strong track record of focusing and delivering on some of the biggest opportunities on the Internet," said Terry Semel, chairman and chief executive officer, Yahoo!. "In 2005, Yahoo! continued to achieve significant results by providing some of the most innovative services to our hundreds of millions of consumers and deepening both our global reach and user engagement. As we look ahead, we will continue to focus on creating the best consumer experience, finding new ways to engage our audience and delivering the best value for our advertisers."

     Fourth Quarter 2005 Financial Results

     -- Revenues were $1,501 million for the fourth quarter of 2005, a 39 percent increase compared to $1,078 million for the same period of 2004.

          -- Marketing services revenue was $1,315 million for the fourth quarter of 2005, a 39 percent increase compared to $943 million for the same period of 2004.

          -- Fees revenue was $186 million for the fourth quarter of 2005, a 38 percent increase compared to $135 million for the same period of 2004.

     -- Revenues excluding traffic acquisition costs ("TAC") were $1,068 million for the fourth quarter of 2005, a 36 percent increase compared to $785 million for the same period of 2004.

     -- Gross profit for the fourth quarter of 2005 was $928 million, a 34 percent increase compared to $691 million for the same period of 2004.

     -- Operating income for the fourth quarter of 2005 was $329 million, a 40 percent increase compared to $235 million for the same period of 2004.

     -- Operating income before depreciation and amortization for the fourth quarter of 2005 was $459 million, a 40 percent increase compared to $327 million for the same period of 2004.

     -- Cash flow from operating activities for the fourth quarter of 2005 was $481 million, a 43 percent increase compared to $337 million for the same period of 2004.

     -- Free cash flow for the fourth quarter of 2005 was $330 million, a 31 percent increase compared to $251 million for the same period of 2004.

     -- Net income for the fourth quarter of 2005 was $683 million or $0.46 per diluted share compared to $373 million or $0.25 per diluted share for the same period of 2004.

     -- Adjusted net income for the fourth quarter of 2005 was $247 million or $0.16 per diluted share compared to $187 million or $0.13 per diluted share for the same period of 2004.

     -- The provision for income taxes for the fourth quarter of 2005 was $18 million and yielded an effective tax rate of 3 percent as a result of a tax benefit related to a subsidiary restructuring transaction completed in the quarter. The provision for income taxes for the fourth quarter of 2004 was $234 million, and yielded an effective tax rate of 40 percent.

     -- Explanations of the Company's non-GAAP financial measures and the related reconciliations to the GAAP financial measures the Company considers most comparable are included in the accompanying "Note to Unaudited Condensed Consolidated Statements of Operations" and the "Reconciliations to Unaudited Condensed Consolidated Statements of Operations".

     "We continued to execute on our plan during both the fourth quarter and the full year 2005 - delivering very strong revenue growth, profitability and returns on our significant free cash flow -- while also investing in our business to position the company for future growth," said Susan Decker, chief financial officer, Yahoo!. "In 2006, we will focus on continuing to enhance our advertising products, offering the most effective solutions to our advertisers and publishers, while also seeking to generate maximum value for our network."

     Full Year 2005 Financial Results

     -- Revenues for the year ended December 31, 2005 were $5,258 million, a 47 percent increase compared to $3,575 million for 2004.

          -- Marketing services revenue was $4,594 million for 2005, a 47 percent increase compared to $3,127 million for 2004.

          -- Fees revenue was $664 million for 2005, a 48 percent increase compared to $447 million for 2004.

     -- Revenues excluding TAC for 2005 were $3,696 million, a 42 percent increase compared to $2,600 million for 2004.

     -- Gross profit for 2005 was $3,225 million, a 42 percent increase compared to $2,276 million for 2004.

     -- Operating income for 2005 was $1,108 million, a 61 percent increase compared to $689 million for 2004.

     -- Operating income before depreciation and amortization for 2005 was $1,557 million, a 51 percent increase compared to $1,032 million for 2004.

     -- Cash flow from operating activities for 2005 was $1,711 million, a 57 percent increase compared to $1,090 million for 2004.

     -- Free cash flow for 2005 was $1,292 million, a 53 percent increase compared to $844 million for 2004.

     -- Net income for 2005 was $1,896 million or $1.28 per diluted share compared to $840 million or $0.58 per diluted share for 2004.

     -- Adjusted net income for 2005 was $854 million or $0.58 per diluted share compared to $525 million or $0.36 per diluted share for the same period of 2004.

     -- The provision for income taxes for 2005 was $768 million and yielded an effective tax rate of 30 percent for 2005 as a result of a tax benefit related to a subsidiary restructuring transaction completed in the fourth quarter of 2005. The provision for income taxes for 2004 was $438 million, and yielded an effective tax rate of 37 percent.

     Segment Financial Results

     -- United States revenues for the fourth quarter of 2005 were $1,056 million, a 36 percent increase compared to $775 million for the same period of 2004.

     -- International revenues for the fourth quarter of 2005 were $445 million, a 47 percent increase compared to $303 million for the same period of 2004.

     -- United States segment operating income before depreciation and amortization for the fourth quarter of 2005 was $352 million, a 26 percent increase compared to $278 million for the same period of 2004.

     -- International segment operating income before depreciation and amortization for the fourth quarter of 2005 was $107 million, a 118 percent increase compared to $49 million for the same period of 2004.

     -- United States revenues for the year ended December 31, 2005 were $3,668 million, a 38 percent increase compared to $2,653 million for 2004.

     -- International revenues for the year ended December 31, 2005 were $1,590 million, a 73 percent increase compared to $921 million for 2004.

     -- United States segment operating income before depreciation and amortization for the year ended December 31, 2005 was $1,220 million, a 37 percent increase compared to $891 million for 2004.

     -- International segment operating income before depreciation and amortization for the year ended December 31, 2005 was $338 million, a 140 percent increase compared to $141 million for 2004.

     Cash Flow Information

     Free cash flow was $330 million in the fourth quarter of 2005 compared to $251 million for the same period of 2004. In addition to free cash flow, Yahoo! generated $369 million from the issuance of common stock as a result of the exercise of employee stock options, and a net $141 million from structured stock repurchase transactions. These increases were offset by $1,571 million used for acquisitions and $14 million used for direct stock repurchases. Cash, cash equivalents and investments in marketable debt securities were $4,000 million at December 31, 2005 as compared to $4,764 million at September 30, 2005, a reduction of $764 million.
     Free cash flow was $1,292 million for the year ended December 31, 2005 compared to $844 million for 2004. In addition to free cash flow, Yahoo! generated $747 million from the issuance of common stock as a result of the exercise of employee stock options and $1,006 million was received as proceeds from sales of marketable equity securities. These increases were offset by $1,698 million used for acquisitions, $388 million used for direct stock repurchases and a net $611 million used in structured stock repurchase transactions. Cash, cash equivalents and investments in marketable debt securities were $4,000 million at December 31, 2005 as compared to $3,742 million at December 31, 2004, an increase of $258 million.
     Please refer to the "Note to Unaudited Condensed Consolidated Statements of Operations" for definitions of certain key financial measures used here and in the "Business Outlook" attached to this press release.

     Quarterly Conference Call

     Yahoo! will host a conference call to discuss fourth quarter results at 5:00 p.m. Eastern Time today. A live webcast of the conference call, together with supplemental financial information, can be accessed through the Company's Investor Relations website at http://yhoo.client.shareholder.com/earnings.cfm. In addition, an archive of the webcast can be accessed through the same link. An audio replay of the call will be available following the conference call by calling 877-213-9653 or 630-652-3041, reservation number: 13626682.

     About Yahoo!

     Yahoo! Inc. is a leading global internet brand and one of the most trafficked Internet destinations worldwide. Yahoo! seeks to provide online products and services essential to users' lives, and offers a full range of tools and marketing solutions for businesses to connect with Internet users around the world. Yahoo! is headquartered in Sunnyvale, California.

     This press release includes the following financial measures defined as non-GAAP financial measures by the Securities and Exchange Commission: revenues excluding traffic acquisition costs, operating income before depreciation and amortization, free cash flow, and adjusted net income and adjusted net income per share. These measures may be different from non-GAAP financial measures used by other companies. The presentation of this financial information is not intended to be considered in isolation or as a substitute for the financial information prepared and presented in accordance with generally accepted accounting principles. See "Note to Unaudited Condensed Consolidated Statements of Operations" and "Reconciliations to Unaudited Condensed Consolidated Statements of Operations" included in this press release for further information regarding these non-GAAP financial measures.
     This press release and its attachments contain forward-looking statements that involve risks and uncertainties concerning Yahoo!'s expected financial performance (as described without limitation in the Business Outlook section and quotations from management in this press release), as well as Yahoo!'s strategic and operational plans. Actual results may differ materially from the results predicted and reported results should not be considered as an indication of future performance. The potential risks and uncertainties include, among others, the Company's ability to compete with new or existing competitors; reduction in spending by, or loss of, marketing services customers; the demand by customers for Yahoo!'s premium services; acceptance by users of new products and services; risks related to the integration of recent acquisitions; risks related to the Company's international operations; failure to manage growth and diversification; adverse results in litigation, including intellectual property infringement claims; the Company's ability to protect its intellectual property and the value of its brands; dependence on key personnel; dependence on third parties for technology, services, content and distribution; and general economic conditions. All information set forth in this release and its attachments is as of January 17, 2006. Yahoo! does not intend, and undertakes no duty, to update this information to reflect future events or circumstances. More information about potential factors that could affect the Company's business and financial results is included under the captions, "Risk Factors" and "Management's Discussion and Analysis of Financial Condition and Results of Operations," in the Company's Annual Report on Form 10-K for the year ended December 31, 2004 and the Quarterly Report on Form 10-Q for the quarter ended September 30, 2005 which are on file with the SEC and available at the SEC's website at www.sec.gov. Additional information will also be set forth in those sections in Yahoo!'s Annual Report on Form 10-K for the year ended December 31, 2005, which will be filed with the SEC in the first quarter of 2006.

     Yahoo! and the Yahoo! logos are trademarks and/or registered trademarks of Yahoo! Inc. All other names are trademarks and/or registered trademarks of their respective owners.


                             Yahoo! Inc.
      Unaudited Condensed Consolidated Statements of Operations
               (in thousands, except per share amounts)

                          Three Months Ended          Year Ended
                             December 31,            December 31,
                       -----------------------  ----------------------
                          2004        2005        2004        2005
                       ----------- -----------  ---------- -----------


Revenues               $1,077,717  $1,501,000  $3,574,517  $5,257,668

Cost of revenues          387,138     572,886   1,298,559   2,032,319

                        ----------  ----------  ----------  ----------
Gross profit              690,579     928,114   2,275,958   3,225,349
                        ----------  ----------  ----------  ----------

Operating expenses:
  Sales and marketing     226,909     282,610     778,029   1,025,249
  Product development     107,598     160,628     368,760     547,137
  General and
   administrative          72,672      86,982     262,602     319,690
  Stock compensation
   expense (1)              6,467      18,533      32,290      52,471
  Amortization of
   intangibles             42,108      50,413     145,696     173,077
                        ----------  ----------  ----------  ----------
  Total operating
   expenses               455,754     599,166   1,587,377   2,117,624
                        ----------  ----------  ----------  ----------

Income from operations    234,825     328,948     688,581   1,107,725

Other income, net         345,605     340,132     496,443   1,435,857
                        ----------  ----------  ----------  ----------

Income before income
 taxes, earnings in
 equity interests,
 minority interests       580,430     669,080   1,185,024   2,543,582

Provision for income
 taxes                   (233,623)    (17,729)   (437,966)   (767,816)
Earnings in equity
 interests                 25,319      33,597      94,991     128,244
Minority interests in
 operations of
 consolidated
 subsidiaries                 398      (1,740)     (2,496)     (7,780)
                        ----------  ----------  ----------  ----------

Net income             $  372,524  $  683,208  $  839,553  $1,896,230
                        ==========  ==========  ==========  ==========


Net income per share -
 diluted               $     0.25  $     0.46  $     0.58  $     1.28
                        ==========  ==========  ==========  ==========

Shares used in per
 share calculation -
 diluted                1,475,131   1,496,942   1,452,499   1,485,591
                        ==========  ==========  ==========  ==========


(1) Stock compensation expense is allocated as follows:
  Sales and marketing  $    1,908  $    3,421  $    9,620  $    8,698
  Product development       2,368       8,570      12,010      22,390
  General and
   administrative           2,191       6,542      10,660      21,383
                        ----------  ----------  ----------  ----------
  Total stock
   compensation
   expense             $    6,467  $   18,533  $   32,290  $   52,471
                        ==========  ==========  ==========  ==========


----------------------------------------------------------------------
Supplemental Financial Data (See Note)
---------------------------
Revenues excluding
 traffic acquisition
 costs ("TAC")         $  785,011  $1,067,949  $2,599,703  $3,695,931
Operating income
 before depreciation
 and amortization      $  327,225  $  458,714  $1,031,912  $1,557,338
Free cash flow         $  251,351  $  329,702  $  844,320  $1,291,779
----------------------------------------------------------------------



                              Yahoo! Inc.
   Note to Unaudited Condensed Consolidated Statements of Operations


This press release includes the non-GAAP financial measures of revenues excluding traffic acquisition costs, operating income before depreciation and amortization, free cash flow and adjusted net income and adjusted net income per share, which are reconciled to gross profit, income from operations, cash flow from operating activities, and net income and net income per share, respectively, which we believe are the most comparable GAAP measures. We use these non-GAAP financial measures for internal managerial purposes, when publicly providing our business outlook, and as a means to evaluate period-to-period comparisons. These non-GAAP financial measures are used in addition to and in conjunction with results presented in accordance with GAAP. These non-GAAP financial measures reflect an additional way of viewing aspects of our operations that, when viewed with our GAAP results and the accompanying reconciliations to corresponding GAAP financial measures, provide a more complete understanding of factors and trends affecting our business. These non-GAAP measures should be considered as a supplement to, and not as a substitute for, or superior to, gross profit, income from operations, cash flow from operating activities and net income and net income per share calculated in accordance with generally accepted accounting principles.

Revenues excluding traffic acquisition costs or TAC is defined as gross profit plus other cost of revenues. Under GAAP, both our revenues and cost of revenues include TAC. In defining revenues excluding TAC as our non-GAAP gross profit measure, we have removed TAC from both revenues and cost of revenues. TAC consists of payments made to affiliates that have integrated our sponsored search offerings into their websites and payments made to companies that direct consumer and business traffic to the Yahoo! website. We present revenues excluding TAC: (1) to provide a metric for our investors to analyze and value our Company and (2) to provide investors one of the primary metrics used by the Company for evaluation and decision-making purposes. We provide revenues excluding TAC because we believe it is useful to investors in valuing our Company. One of the ways investors value companies is to apply a multiple to revenues. Since a significant portion of the GAAP revenues associated with our sponsored search offerings is paid to our third party affiliates, we believe investors find it more meaningful to apply multiples to revenues excluding TAC to assess our value as this avoids "double counting" revenues that are paid to, and being reported by, our third party affiliates. Further, management uses revenues excluding TAC for evaluating the performance of our business, making operating decisions, for budgeting purposes, and as a factor in determining management compensation. A limitation of revenues excluding TAC is that it is a measure which we have defined for internal and investor purposes that may be unique to the Company and therefore it may not enhance the comparability of our results to other companies in our industry who have similar business arrangements but address the impact of TAC differently.

Operating income before depreciation and amortization is defined as income from operations before depreciation, amortization of intangible assets and amortization of stock compensation expense. We consider operating income before depreciation and amortization to be an important indicator of the operational strength of the Company. This measure eliminates the effects of depreciation, amortization of intangible assets and amortization of stock compensation expense from period to period, which we believe is useful to management and investors in evaluating the operating performance of the Company, as depreciation and amortization costs are not directly attributable to the underlying performance of the Company's business operations. A limitation associated with this measure is that it does not reflect the periodic costs of certain capitalized tangible and intangible assets used in generating revenues in the Company's businesses. Management evaluates the costs of such tangible and intangible assets through other financial measures such as capital expenditures. A further limitation associated with this measure is that it does not include stock compensation expenses related to our workforce. Management compensates for this limitation by providing supplemental information about stock compensation expense on the face of the consolidated statements of operations.

Free cash flow is defined as cash flow from operating activities including the tax benefit from stock options, less net capital expenditures and dividends received. We consider free cash flow to be a liquidity measure which provides useful information to management and investors about the amount of cash generated by the business after the acquisition of property and equipment, which can then be used for strategic opportunities including, among others, investing in the Company's business, making strategic acquisitions, strengthening the balance sheet and repurchasing stock. A limitation of free cash flow is that it does not represent the total increase or decrease in the cash balance for the period.

Adjusted net income is defined as net income excluding certain gains, losses and expenses and their related tax effects that we do not believe are indicative of our ongoing operating results. We consider adjusted net income to be a profitability measure which facilitates the forecasting of our operating results for future periods and allows for the comparison of our results to historical periods and to other companies in our industry. A limitation of adjusted net income is that it does not include all items that impact our net income and net income per share for the period.



                             Yahoo! Inc.
  Reconciliations to Unaudited Condensed Consolidated Statements of
                              Operations
                            (in thousands)

                           Three Months Ended       Year Ended
                              December 31,          December 31,
                        ----------------------  ----------------------
                           2004        2005        2004        2005
                        ----------  ----------  ----------  ----------
Revenues for groups of similar services (2):
  Marketing services   $  942,910  $1,315,303  $3,127,229  $4,593,972
  Fees                    134,807     185,697     447,288     663,696
                        ----------  ----------  ----------  ----------
  Total revenues       $1,077,717  $1,501,000  $3,574,517  $5,257,668
                        ==========  ==========  ==========  ==========

Revenues by segment:
  United States        $  775,020  $1,056,406  $2,653,437  $3,667,509
  International           302,697     444,594     921,080   1,590,159
                        ----------  ----------  ----------  ----------
  Total revenues       $1,077,717  $1,501,000  $3,574,517  $5,257,668
                        ==========  ==========  ==========  ==========

Cost of revenues:
  Traffic acquisition
   costs ("TAC")       $  292,706  $  433,051  $  974,814  $1,561,737
  Other cost of
   revenues                94,432     139,835     323,745     470,582
                        ----------  ----------  ----------  ----------
  Total cost of
   revenues            $  387,138  $  572,886  $1,298,559  $2,032,319
                        ==========  ==========  ==========  ==========

Revenues excluding TAC:
  Gross profit         $  690,579  $  928,114  $2,275,958  $3,225,349
  Other cost of
   revenues                94,432     139,835     323,745     470,582
                        ----------  ----------  ----------  ----------
  Revenues excluding
   TAC                 $  785,011  $1,067,949  $2,599,703  $3,695,931
                        ==========  ==========  ==========  ==========

Revenues excluding TAC by segment:
  United States:
  Gross profit         $  526,826  $  696,019  $1,768,459  $2,421,034
  Other cost of
   revenues                74,269     112,518     261,530     370,057
                        ----------  ----------  ----------  ----------
  Revenues excluding
   TAC                 $  601,095  $  808,537  $2,029,989  $2,791,091
                        ==========  ==========  ==========  ==========

  International:
  Gross profit         $  163,753  $  232,095  $  507,499  $  804,315
  Other cost of
   revenues                20,163      27,317      62,215     100,525
                        ----------  ----------  ----------  ----------
  Revenues excluding
   TAC                 $  183,916  $  259,412  $  569,714  $  904,840
                        ==========  ==========  ==========  ==========

Operating income before depreciation and amortization:
  Income from
   operations          $  234,825  $  328,948  $  688,581  $1,107,725
  Depreciation and
   amortization            85,933     111,233     311,041     397,142
  Stock compensation
   expense                  6,467      18,533      32,290      52,471
                        ----------  ----------  ----------  ----------
  Operating income
   before depreciation
   and amortization    $  327,225  $  458,714  $1,031,912  $1,557,338
                        ==========  ==========  ==========  ==========

Operating income before depreciation and amortization by segment:
  Operating income
   before depreciation
   and amortization -
   United States       $  278,224  $  351,849  $  891,103  $1,219,539
  Operating income
   before depreciation
   and amortization -
   International           49,001     106,865     140,809     337,799
                        ----------  ----------  ----------  ----------
  Operating income
   before depreciation
   and amortization    $  327,225  $  458,714  $1,031,912  $1,557,338
                        ==========  ==========  ==========  ==========

  United States:
  Income from
   operations          $  203,808  $  242,594  $  605,055  $  844,622
  Depreciation and
   amortization            68,596      91,552     258,275     325,159
  Stock compensation
   expense                  5,820      17,703      27,773      49,758
                        ----------  ----------  ----------  ----------
  Operating income
   before depreciation
   and amortization -
   United States       $  278,224  $  351,849  $  891,103  $1,219,539
                        ==========  ==========  ==========  ==========

  International:
  Income from
   operations          $   31,017  $   86,354  $   83,526  $  263,103
  Depreciation and
   amortization            17,337      19,681      52,766      71,983
  Stock compensation
   expense                    647         830       4,517       2,713
                        ----------  ----------  ----------  ----------
  Operating income
   before depreciation
   and amortization -
   International       $   49,001  $  106,865  $  140,809  $  337,799
                        ==========  ==========  ==========  ==========

Free cash flow:
  Cash flow from
   operating
   activities          $  336,720  $  481,342  $1,089,821  $1,711,383
  Acquisition of
   property and
   equipment, net         (85,369)   (151,640)   (245,501)   (408,934)
  Dividends received            -           -           -     (10,670)

                        ----------  ----------  ----------  ----------
  Free cash flow       $  251,351  $  329,702  $  844,320  $1,291,779
                        ==========  ==========  ==========  ==========

(2) Yahoo! currently classifies its revenues as either Marketing Services or Fees. For the three months and year ended December 31, 2004, Yahoo! reclassified previously reported Marketing Services revenues of $6 million and $22 million, respectively, as Fees in order to refine its alignment of revenue sources with these classifications.



                             Yahoo! Inc.
  Reconciliations to Unaudited Condensed Consolidated Statements of
                              Operations
               (in thousands, except per share amounts)

                                        Three Months Ended
                                         December 31, 2004
                             -----------------------------------------
                               Reported   Adjustments       Adjusted
                             ------------ -----------      -----------

Adjusted net income and adjusted net income per share:

 Income from operations     $    234,825 $         -      $   234,825

 Other income, net               345,605    (307,482)(a)       38,123
                             ------------ -----------      -----------

 Income before income
  taxes, earnings in equity
  interests, minority
  interests                      580,430    (307,482)         272,948


 Provision for income taxes     (233,623)    122,055 (b)     (111,568)
 Earnings in equity
  interests                       25,319           -           25,319
 Minority interests in
  operations of
  consolidated subsidiaries          398           -              398
                             ------------ -----------      -----------

 Net income                 $    372,524 $  (185,427)     $   187,097
                             ============ ===========      ===========


 Net income per share -
  diluted                   $       0.25                  $      0.13
                             ============                  ===========

 Shares used in per share
  calculation - diluted        1,475,131                    1,475,131
                             ============                  ===========


                                             Year Ended
                                         December 31, 2004
                             -----------------------------------------
                               Reported   Adjustments       Adjusted
                             ------------ -----------      -----------

 Income from operations     $    688,581 $         -      $   688,581

 Other income, net               496,443    (412,890)(a)       83,553
                             ------------ -----------      -----------

 Income before income
  taxes, earnings in equity
  interests, minority
  interests                    1,185,024    (412,890)         772,134

 Provision for income taxes     (437,966)     98,563 (b)     (339,403)
 Earnings in equity
  interests                       94,991           -           94,991
 Minority interests in
  operations of
  consolidated subsidiaries       (2,496)          -           (2,496)
                             ------------ -----------      -----------

 Net income                 $    839,553 $  (314,327)     $   525,226
                             ============ ===========      ===========


 Net income per share -
  diluted                   $       0.58                  $      0.36
                             ============                  ===========

 Shares used in per share
  calculation - diluted        1,452,499                    1,452,499
                             ============                  ===========


                                        Three Months Ended
                                         December 31, 2005
                             -----------------------------------------
                               Reported   Adjustments       Adjusted
                             ------------ -----------      -----------

Adjusted net income and adjusted net income per share:

 Income from operations     $    328,948 $         -      $   328,948

 Other income, net               340,132    (309,788)(c)       30,344
                             ------------ -----------      -----------

 Income before income
  taxes, earnings in equity
  interests, minority
  interests                      669,080    (309,788)         359,292


 Provision for income taxes      (17,729)   (126,822)(b,d)   (144,551)
 Earnings in equity
  interests                       33,597           -           33,597
 Minority interests in
  operations of
  consolidated subsidiaries       (1,740)          -           (1,740)
                             ------------ -----------      -----------

 Net income                 $    683,208 $  (436,610)     $   246,598
                             ============ ===========      ===========


 Net income per share -
  diluted                   $       0.46                  $      0.16
                             ============                  ===========

 Shares used in per share
  calculation - diluted        1,496,942                    1,496,942
                             ============                  ===========


                                            Year Ended
                                         December 31, 2005
                             -----------------------------------------
                               Reported   Adjustments       Adjusted
                             ------------ -----------      -----------

 Income from operations     $  1,107,725 $         -      $ 1,107,725

 Other income, net             1,435,857  (1,311,578)(e)      124,279
                             ------------ -----------      -----------

 Income before income
  taxes, earnings in equity
  interests, minority
  interests                    2,543,582  (1,311,578)       1,232,004

 Provision for income taxes     (767,816)    269,701 (b,d)   (498,115)
 Earnings in equity
  interests                      128,244           -          128,244
 Minority interests in
  operations of
  consolidated subsidiaries       (7,780)          -           (7,780)
                             ------------ -----------      -----------

 Net income                 $  1,896,230 $(1,041,877)     $   854,353
                             ============ ===========      ===========


 Net income per share -
  diluted                   $       1.28                  $      0.58
                             ============                  ===========

 Shares used in per share
  calculation - diluted        1,485,591                    1,485,591
                             ============                  ===========

Notes:

(a) To eliminate gains on the sale of an investment.

(b) To eliminate income tax effects associated with adjustments referenced in (a), (c), and (e).

(c) To eliminate a gain on the divestiture of Yahoo! China in connection with the Alibaba.com transaction and the impairment of an investment.

(d) To eliminate the tax benefit related to a subsidiary restructuring transaction.

(e) To eliminate a gain on the divestiture of Yahoo! China in connection with the Alibaba.com transaction, the impairment of an investment, gains on the sale of certain investments and proceeds from settlements.



                             Yahoo! Inc.
                           Business Outlook

Business Outlook

The following business outlook is based on current information and expectations as of January 17, 2006. Yahoo!'s business outlook as of today is expected to be available on the Company's Investor Relations website throughout the current quarter. Yahoo! does not expect, and undertakes no obligation, to update the outlook prior to the release of the Company's next quarterly earnings announcement, notwithstanding subsequent developments; however, Yahoo! may update the outlook or any portion thereof at any time at its discretion.

                                        Three months         Year
                                           ending           ending
                                          March 31,       December 31,
                                            2006             2006
                                       --------------   --------------

Revenues excluding traffic acquisition costs ("TAC") (3) outlook
 (in millions):
  Gross profit                             $893-$943    $3,915-$4,115
  Other cost of revenues                     147-157          685-735
                                       --------------   --------------
  Revenues excluding TAC               $1,040-$1,100    $4,600-$4,850
                                       ==============   ==============

Operating income before depreciation and amortization (3) outlook
 (in millions):
  Income from operations (4)               $180-$195      $965-$1,035
  Depreciation and amortization              120-130          530-570
  Stock compensation expense (4)             110-115          420-450
                                       --------------   --------------
  Operating income before depreciation
   and amortization                        $410-$440    $1,915-$2,055
                                       ==============   ==============

(3) Refer to Note to Unaudited Condensed Consolidated Statements of
    Operations.

(4) Includes impact of adoption of Financial Accounting Standards
    Board Statement No. 123 R ("FAS 123R"), "Share Based Payments", which the Company adopted on January 1, 2006.



                             Yahoo! Inc.
      Unaudited Condensed Consolidated Statements of Cash Flows
                            (in thousands)

                         Three Months Ended          Year Ended
                             December 31,            December 31,
                      ------------------------------------------------
                          2004        2005        2004        2005
                       ----------- ----------- ----------- -----------

CASH FLOWS FROM OPERATING ACTIVITIES:
  Net income          $   372,524 $   683,208 $   839,553 $ 1,896,230
  Adjustments to
   reconcile net
   income to net cash
   provided by
   operating
   activities:
    Depreciation and
     amortization          85,933     111,233     311,041     397,142
    Tax benefits from
     stock options        231,710      35,782     408,976     759,530
    Earnings in equity
     interests            (25,319)    (33,597)    (94,991)   (128,244)
    Dividends received          -           -           -      10,670
    Minority interests
     in operations of
     consolidated
     subsidiaries            (398)      1,740       2,496       7,780
    Stock compensation
     expense                6,467      18,533      32,290      52,471
    (Gain)/loss from
     sale of
     investments,
     assets and other,
     net                 (302,961)   (301,573)   (394,028) (1,278,311)
    Changes in assets
     and liabilities,
     net of effects of
     acquisitions:
      Accounts
       receivable, net    (79,402)   (143,466)   (162,690)   (272,387)
      Prepaid expenses
       and other           (5,783)    (43,080)    (12,217)    (35,344)
      Accounts payable     (2,671)     36,928      (3,570)     31,574
      Accrued expenses
       and other
       liabilities         30,392     100,716     113,953     212,112
      Deferred revenue     26,228      14,918      49,008      58,160
                       ----------- ----------- ----------- -----------
Net cash provided by
 operating activities     336,720     481,342   1,089,821   1,711,383
                       ----------- ----------- ----------- -----------

CASH FLOWS FROM INVESTING ACTIVITIES:
  Acquisition of
   property and
   equipment, net         (85,369)   (151,640)   (245,501)   (408,934)
  Purchases of
   marketable debt
   securities          (1,291,267)   (391,383) (3,449,155) (7,023,802)
  Proceeds from sales
   and maturities of
   marketable debt
   securities             777,345     552,453   2,642,621   7,341,974
  Acquisitions, net of
   cash acquired         (153,080) (1,570,701)   (761,605) (1,698,164)
  Proceeds from sales
   of marketable
   equity securities      310,026           -     502,806   1,006,142
  Other investing
   activities, net          2,999        (116)     17,985     (39,146)
                       ----------- ----------- ----------- -----------
  Net cash provided by
   (used in) investing
   activities            (439,346) (1,561,387) (1,292,849)   (821,930)
                       ----------- ----------- ----------- -----------

CASH FLOWS FROM FINANCING ACTIVITIES:
  Proceeds from
   issuance of common
   stock, net             226,934     369,056     650,525     746,807
  Repurchases of
   common stock                 -     (14,383)          -    (387,735)
  Structured stock
   repurchases, net        26,349     141,296     (69,558)   (611,421)
  Other financing
   activities, net              -           -           -       1,749
                       ----------- ----------- ----------- -----------
  Net cash provided by
   (used in) financing
   activities             253,283     495,969     580,967    (250,600)
                       ----------- ----------- ----------- -----------

  Effect of exchange
   rate changes on
   cash and cash
   equivalents             23,128     (13,234)     29,892     (32,883)

Net change in cash and
 cash equivalents         173,785    (597,310)    407,831     605,970
Cash and cash
 equivalents,
 beginning of period      649,938   2,027,003     415,892     823,723
                       ----------- ----------- ----------- -----------

Cash and cash
 equivalents, end of
 period               $   823,723 $ 1,429,693 $   823,723 $ 1,429,693
                       =========== =========== =========== ===========

Supplemental schedule of acquisition-related activities:

  Cash paid for
   acquisitions       $   165,020 $ 1,572,306     821,034 $ 1,700,898
  Cash acquired in
   acquisitions           (11,940)     (1,605)    (59,429)     (2,734)

                       ----------- ----------- ----------- -----------
                      $   153,080 $ 1,570,701 $   761,605 $ 1,698,164
                       =========== =========== =========== ===========

  Common stock,
   restricted stock
   and stock options
   issued in
   connection with
   acquisitions       $       929 $       392 $     4,313 $    44,773
                       =========== =========== =========== ===========



                             Yahoo! Inc.
           Unaudited Condensed Consolidated Balance Sheets
                            (in thousands)

                                           December 31,  December 31,
                                               2004         2005
                                            ------------  ------------
ASSETS
Current assets:
  Cash and cash equivalents                $    823,723  $  1,429,693
  Marketable debt securities                  1,875,964     1,131,141
  Marketable equity securities                  812,288             -
  Accounts receivable, net                      479,993       721,723
  Prepaid expenses and other current assets      98,507       205,615
                                            ------------  ------------
  Total current assets                        4,090,475     3,488,172

Long-term marketable debt securities          1,042,575     1,439,014
Property and equipment, net                     531,696       697,522
Goodwill                                      2,550,957     2,895,557
Intangible assets, net                          480,666       534,615
Other assets                                    242,029        57,192
Investments in equity interests                 239,803     1,758,401

                                            ------------  ------------
Total assets                               $  9,178,201  $ 10,870,473
                                            ============  ============


LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
  Accounts payable                         $     48,205  $     70,291
  Accrued expenses and other current
   liabilities                                  853,115       827,589
  Deferred revenue                              279,387       306,172
                                            ------------  ------------
  Total current liabilities                   1,180,707     1,204,052

Long-term deferred revenue                       65,875        67,792
Long-term debt                                  750,000       749,995
Other long-term liabilities                      35,907       138,001
Minority interests in consolidated
 subsidiaries                                    44,266             -
Stockholders' equity                          7,101,446     8,710,633

                                            ------------  ------------
Total liabilities and stockholders' equity $  9,178,201  $ 10,870,473
                                            ============  ============


     CONTACT: Yahoo! Inc.
              Kelly Delaney, 408-349-2579 (Media Relations) kellyd@yahoo-inc.com
              Cathy La Rocca, 408-349-5188 (Investor Relations) cathy@yahoo-inc.com
               or
              OutCast Communications
              Kim Milosevich, 415-345-4734 (Media Relations) kim@outcastpr.com